UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BEHRINGER HARVARD REIT I, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

IMPORTANT STOCKHOLDER UPDATE

Behringer Harvard REIT I, Inc.

URGENT PROXY VOTING REQUEST

A few weeks ago we mailed you proxy information to enable you to vote on important proposals that affect Behringer Harvard REIT I, Inc. (the “Company”) and your investment. This information describes each proposal and asks for your vote on these important issues.

Your vote is important, no matter how large or small your holdings may be.

The Annual Meeting of Stockholders scheduled for June 20, 2007 cannot be held unless stockholders holding at least 50% of our shares either attend the meeting or vote via proxy.  If you do not plan to cast your vote at the meeting on June 20, 2007, please indicate your vote on the enclosed proxy card(s).  Stockholders who hold more than one account in the Company will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote by Touch-Tone Phone 1-866-894-0530

Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

2. Vote by Internet

Please visit www.proxyvoting.com/bhreit and follow the online instructions.

3. Vote by Mail

Please mail your signed proxy card(s) in the postage-paid envelope.

PLEASE VOTE YOUR PROXY NOW

Please note:  Employees of an affiliate of our advisor, Behringer Advisors LP (“Behringer Advisors”), may be utilized to solicit stockholder votes by telephone on behalf of the Company.  The Company may also arrange to have votes recorded by telephone.  In the event that you receive a telephone call from a representative, you may be asked to verify the last 4 digits of your Social Security Number or Tax Identification Number for identification verification.

If you have already voted, thank you for your response.  If you have any further questions or would like to receive another copy of the proxy statement, please call the Company at 1-866-655-3600.  We appreciate your immediate attention.

Please read the full text of the proxy statement.  A brief overview of the proposals to be voted upon is on the reverse side of this page.  Your vote is important.

What proposals am I being asked to vote on?

Stockholders are being asked to vote on the following proposals:

1.     To elect a Board of Directors; and

2.             To approve amendments to our charter.

Has the Board of Directors approved each proposal?

Yes. The Board of Directors has unanimously approved both proposals and recommends that you vote to approve them.

See reverse side of this page for information about the proposals.

1.     TO ELECT A BOARD OF DIRECTORS.

What role does the Board play?

The purpose of the Board is to ensure that the stockholders’ best interests are protected in important policy matters.  The Directors are fiduciaries of the stockholders, and are charged with overseeing the Company’s operation and approving policy changes.  Among other things, the Directors oversee the Company’s investment decisions and management compensation.

What is the affiliation of the Board and Behringer Harvard Holdings?

The Board consists of five individuals.  There are two employee Directors and three non-employee “independent” Directors.  Non-employee Directors have no affiliation with Behringer Advisors, our advisor, or Behringer Harvard Holdings LLC, an affiliate of our advisor.

Are Board members paid?

Each non-employee Director receives a fee for his service on the Board.  You can find a description of non-employee Director compensation in the proxy statement. We do not pay Directors who are employees of Behringer Advisors or its affiliates any compensation for services rendered as a Director.

2.     TO APPROVE AMENDMENTS TO OUR CHARTER.

How do the proposed amendments to the Company’s charter affect the Company and the stockholders?

Under the proposed amendment to Section 12.2 of our charter, in the event that the Company suffered any loss or liability, we would not be able to hold our Directors and officers harmless unless: (1) the Director or officer had determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (2) the Director or officer was acting on our behalf or performing services on our part; (3) the liability or loss was not the result of negligence or misconduct by the Director or officer, except that in the event the Director is or was an “independent” Director, the liability or loss was not the result of gross negligence or willful misconduct; and (4) the agreement to hold harmless is recoverable only out of our net assets and not from our stockholders’ assets.  This proposed amendment would have no effect on the question of whether a Director or officer is liable for money damages in the first instance, but rather would alter the existing standard for determining whether a Director or officer’s liability could be limited, once someone already has established that the Director or officer is liable.

A proposed amendment to Section 15.1 of our charter would clarify that in the event of any future conflict within our charter between the provisions of Maryland General Corporation Law, as amended (the “MGCL”), and the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc., as in effect on the date of the charter amendment (the “NASAA REIT Guidelines”), the NASAA REIT Guidelines would control, except where the MGCL provisions are mandatory.  Our Board of Directors would be responsible for determining whether any conflict exists.

A final proposed amendment to Section 7.1 of our charter would remove a provision stating that any specific powers granted to the Board by the charter do not restrict the authority granted to the Board under Maryland law.  We believe that this change would not limit or restrict our Board from exercising the powers granted to it by the charter.

Why are the amendments to the Company’s charter proposed?

As of October 6, 2006, when the Securities and Exchange Commission declared the registration statement for our third public offering effective, we had received the authorizations necessary to offer and sell shares of our common stock in all of the applicable “blue sky” jurisdictions, except for the Commonwealth of Pennsylvania.  On February 12, 2007, the Pennsylvania Securities Commission (the “Commission”) cleared us to offer and sell shares of our common stock in Pennsylvania.  As a condition for clearing this latest offering, the Commission required us to undertake to, among other things, seek stockholder approval to amend Sections 12.2, 15.1 and 7.1 of our charter.  Accordingly, our Board has adopted resolutions authorizing these amendments and we have submitted the amendments to our stockholders for a vote at the annual meeting to be held on June 20, 2007.

If the proposals to amend our charter are approved, what will happen?

If this proposal is approved, we will file the Seventh Articles of Amendment and Restatement to the charter with the State Department of Assessments and Taxation of Maryland, which will be effective upon acceptance.

If the proposals to amend our charter are not approved, what will happen?

As an additional condition for clearing our latest offering in Pennsylvania, the Commission required the Company to enter into an agreement with each of our Directors and executive officers related to the matters contemplated by the proposals above.  These agreements provide, among other things, that we may not hold our Directors and officers harmless from losses or liabilities that we suffer unless the Director or officer satisfies the four criteria set forth in the proposed amendment to Section 12.2 of our charter.  In addition, the agreement with each Director also provides that in the case of a conflict in our charter between the NASAA REIT Guidelines and the MGCL, as determined by the Board in its discretion, the NASAA REIT Guidelines will control except where the MGCL provisions are mandatory.  If either of the proposals to amend Section 12.2 or Section 15.1 is not approved by our stockholders at the annual meeting, these agreements will remain effective until the shares of our common stock are listed on an exchange.